                                                                   Exhibit 16(b)


                         NEW YORK MUNICIPAL BOND FUND

                                 TOTAL RETURN


                                              Since           Total
                                                            Inception          Annual
                                              1 Year        (11/1/85)          Return*
                                              ------        ---------          -------
Initial Investment                          $1,000.00        $1,000.00        $1,000.00
Divided  by
Net Asset Value                                 10.06            10.00            10.06
                                            ---------        ---------        ---------
Equals Shares Purchased                        99.404           100.00           99.404

Plus Shares Acquired Through
  Dividend Reinvestment                         6.828           21.856            6.828
                                            ---------        ---------        ---------
Equals Shares Held
  at 9/30/88                                  106.232          121.856          106.232

Multiplied by Net Asset
  value at 9/30/88                              10.67            10.67            10.67
                                            ---------        ---------        ---------
Equals Ending Value before
deduction for contingent
deferred sales charge                        1,133.50         1,300.20         1,133.50

Deduction for deferred sales charge             40.00            20.00              -0-
                                            ---------        ---------        ---------
Equals Ending Redeemable
Value of a $1,000
investment (ERV)                             1,093.50         1,280.20         1,133.50

Divided by $1,000    (P)                       1.0935           1.2802           1.1335

Subtract 1                                      .0935            .2802            .1335
                                            ---------        ---------        ---------
Expressed as a percentage
  equals the Aggregate; Total
  Return for the Period (T)                     9.35%           28.02%

Expressed as a percentage
  equals the Annual
  Total Return
                                                                                  13.35
                                                                              ---------
ERV divided by P
                                                .0935            .2802

Raise to the power of                               1          1/2.915

Equals                                         1.0935           1.0884

Subtract 1                                      .0935            .0884

Expressed as a percentage
  equals the Average
  Annualized Total Return                       9.35%            8.84%
                                            ---------        ---------

*Does not include & also charge for the period.

                                                                      Exhibit 16

                            Now York Municipal Fund
                        Standardized Yield Computation
                              September 30, 1988



Longterm Income generally based on
     yield to maturity times market
     value of each security                                     4,024,680.11

Plus short term income accrued for
       the past thirty days                                       127,685.36

Equals Total Income                                             4.152,365.47

Less expenses for the past thirty
      days                                                        646,331.74

Equals net monthly income for yield
      calculation                                               3,506,033.73

Average shares outstanding for the
      month                                                   604,419,433.30

Times maximum offering price                                           10.66

Equals total dollars                                        $644,071,158.978

Net monthly income divided by total
     dollars equals                                                .00544355

Add 1                                                             1.00544355

Raise to the power of 6                                           1.03310902

Subtract 1
                                                                   .03310902

Times 2                                                            .06621804

Expressed as a percentage equals
      the standardized yield for
      the month                                                        6.62%